EXHIBIT 4.4


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AS AMENDED, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE ACT, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY.

                    WARRANT CERTIFICATE NO. 97FA-00

                TO PURCHASE SHARES OF COMMON STOCK OF

                           SGI INTERNATIONAL

THIS STOCK PURCHASE WARRANT ("Warrant") CERTIFIES that, for value received, (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from SGI INTERNATIONAL, a Utah corporation (the "Company"), ( ) shares of Common Stock of the Company ("Warrant Shares") which number of shares equals the result obtained by dividing fifty thousand dollars ($50,000) by the Exercise Price as defined in this paragraph. The purchase price of one share of Common Stock of the Company (the "Exercise Price") under this Warrant shall be $2.4375, which is the average closing bid price of the shares of Common Stock of the Company over the five (5) day trading period prior to the Closing Date as is defined in the Series 97-D Preferred Stock Purchase Agreement by and between SGI International and the Investor dated August 12, 1997 (the "Stock Purchase Agreement"). This Warrant may be exercised any time on or after ten (10) days after the Closing Date and on or prior to the earlier of the Termination Date defined as: (i) five hundred and forty-five (545) days from the Closing Date; or (ii) sixty
(60) days after the date a registration statement is declared effective by the Securities and Exchange Commission for the Common Stock of the Company underlying this Warrant but not thereafter. This Warrant is being issued in connection with the Stock Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Stock Purchase Agreement. In the event of any conflict between the terms of this Warrant and the Stock Purchase Agreement, the Stock Purchase Agreement shall control.

1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times ten (10) days after the Closing Date, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the holder of the Warrant to purchase the balance of the shares of Common Stock purchasable hereunder. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which the Company receives: (1) the Notice of Exercise of the Warrant, (2) delivery of payment and, (3) the Warrant (the date on which the last of these three items is received by the Company is hereby defined as (the "Receipt Exercise Date"). In the event that common stock issuable upon exercise of the Warrant is not delivered within five (5) business days of the Receipt Exercise Date, the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 in value of the Warrant (pro rated for larger or smaller amounts), which value is based on the Exercise Price for the Warrant sought to be exercised, $500 for each of the first ten
(10) days and 1,000 per day thereafter that the shares of Common Stock issuable upon exercise of the Warrant are not delivered, which liquidated damages shall run from the sixth business day after the Receipt Exercise Date. Any and all payments required pursuant to this paragraph shall be payable only in shares of Common Stock and not in cash. The number of shares shall be determined by dividing the total sum payable by the Exercise Price. Payment of the Exercise Price of the shares shall be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

4. Fractional Shares. Any fractional shares issuable upon exercise of this Warrant shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof.

5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6.  Restrictions on Transfer.

(a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions of this Section 6(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

(b) Unless the Warrant Shares have been registered under the Act, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

"THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

The holder of the Warrant agrees and acknowledges that the Warrant is being purchased for the holder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Act thereunder and applicable state securities laws or unless, in the opinion of counsel for the holder acceptable to the Company, an exemption from the registration requirements of the Act and such laws is available.

7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

8. No Rights as Shareholder. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, to give or withhold consent to corporate action, to receive notice of meetings of shareholders, or to receive dividends or subscription rights or otherwise.

9. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except:
(i) in a transaction registered under the Act; or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

10. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12.  Effect of Certain Events.

(a) If at any time the Company proposes: (i) to sell or otherwise convey all or substantially all of its assets; or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

(b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

(c) Registration Rights. This Warrant is issued in connection with the Stock Purchase Agreement. The Stock Purchase Agreement grants each holder of a Warrant registration rights in accordance with the Registration Rights Agreement in the form attached to the Stock Purchase Agreement as Exhibit D, which is incorporated by this reference.

(d) Restrictions on Exercise of Warrants. The Investor or any subsequent holder of this Warrant shall be prohibited from exercising any portion of the Warrant which would result in the Investor being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

In case the Company shall: (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock; (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

14. Voluntary Adjustment by the Company. While it is under no obligation to do so, the Company may in its sole discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board or any domestic securities exchange upon which the Common Stock may be listed.

17.  Miscellaneous.

(a) Issue Date, Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the Closing Date. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdictions of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

(b) Restrictions. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

(c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: August ___, 1997                 SGI INTERNATIONAL



                                        By:__________________________________

                                        Title:_______________________________

                          NOTICE OF EXERCISE


To: SGI INTERNATIONAL

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of SGI INTERNATIONAL pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



______________________________________________
(Name)

______________________________________________
(Address)

______________________________________________


Dated:________________________________________



______________________________________________
Signature

NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                               ASSIGNMENT FORM

                 (To assign the foregoing warrant, execute
                  this form and supply required information.
                  Do not use this form to purchase shares.)


FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

________________________________________________________________

________________________________________________________________

Dated: ______________, 1997


Holder's Signature: _____________________________

Holder's Address:________________________________

                 ________________________________



Signature Guaranteed: ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.